UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 4, 2014 (April 3, 2014)

Date of Report (Date of earliest event reported)

Caesars Acquisition Company

(Exact name of registrant as specified in its charter)

Delaware	001-36207	46-2672999
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 3, 2014, Caesars Entertainment Corporation (“CEC”) informed Caesars Acquisition Company (“CAC”) that a letter was sent to the boards of directors of CEC and Caesars Entertainment Operating Company, Inc. (“CEOC”) (the “Letter”) by a law firm claiming to act on behalf of unnamed parties who assert that they are lenders under CEOC’s credit agreement and/or holders of CEOC’s first-priority senior secured notes (collectively, the “First Lien Group”), alleging, among other things, that CEC and CEOC improperly transferred or seek to transfer assets of CEC and CEOC to affiliated entities in connection with: (a) the transaction agreement dated October 21, 2013 by and among CEC, certain subsidiaries of CEC and CEOC, CAC and Caesars Growth Partners, LLC (“CGP”), which, among other things, provides for the contributions by CEC and its subsidiaries to CGP of Caesars Interactive Entertainment, Inc. and $1.1 billion face amount of CEOC’s unsecured notes in exchange for non-voting interests of CGP, and the asset transfers from subsidiaries of CEOC to CGP of the Planet Hollywood casino and interests in Horseshoe Baltimore that was consummated in 2013; (b) the transfer by CEOC to Caesars Entertainment Resort Properties, LLC (“CERP”) of Octavius Tower and Project Linq that was consummated in 2013; and (c) the contemplated transfers by CEOC to CGP of The Cromwell, The Quad, Bally’s Las Vegas and Harrah’s New Orleans and formation of a new services joint venture (the “Services JV”) among CEOC, CERP and CGP to provide certain centralized services, including but not limited to common management of enterprise-wide intellectual property (the “Transactions”). The Letter asserts that the consideration received by CEC and CEOC in the Transactions is inadequate, that CEC and CEOC were insolvent when the transactions were approved, that the Transactions represented breaches of alleged fiduciary duties, that certain disclosures concerning the Transactions were inadequate and concerns about governance of CEOC. The Letter claims that the First Lien Group consists of holders of a total of more than $1.85 billion of CEOC’s first lien debt and that holders of an additional $880 million of CEOC’s first lien debt endorse and support the Letter but are not part of the group. The Letter demands, among other things, recission or termination of the Transactions and requests a meeting with representatives of CEC and other parties to discuss these matters.

CAC and CGP have been advised that CEC and CEOC strongly believe there is no merit to the Letter’s allegations and will defend themselves vigorously and seek appropriate relief should any action be brought. If a court were to order rescission or termination of the Transactions, CGP and its subsidiaries may have to return the assets transferred to CGP in the Transactions or their value to CEC or CEOC, be forced to pay additional amounts therefor, or to take other actions ordered by the court. In addition, if the contemplated transfers were consummated and a court were to find that those transfers were improper, that could trigger a default under the debt that CGP is raising to finance such transfers and a court could fashion a number of remedies, including declaring that the liens on the returned assets securing such financing are not valid or enforceable, or that they may be equitably subordinated or otherwise impaired. Furthermore, a court could enjoin the consummation or order rescission of the Services JV transaction. These consequences could have a material adverse effect on CGP’s business, financial condition, results of operations and prospects.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ACQUISITION COMPANY

Date: April 4, 2014	By:	/s/ CRAIG J. ABRAHAMS
	Name:	Craig Abrahams
	Title:	Chief Financial Officer and Secretary